                                                                    EXHIBIT 99.2

                         INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Independent Auditors' Report................................................ F-2

Consolidated Statements of Financial Position as of March 26, 1999 and
  March 27, 1998............................................................ F-3

Consolidated Statements of Operations for the years ended March 26, 1999,
  March 27, 1998 and March 28, 1997......................................... F-4

Consolidated Statements of Changes in Shareholders' Equity for the years ended March 26, 1999, March 27, 1998 and March 28, 1997................... F-5

Consolidated Statements of Cash Flows for the years ended March 26, 1999,
  March 27, 1998 and March 28, 1997......................................... F-6

Notes to Consolidated Financial Statements.................................. F-7

Supplementary Financial Information--Selected Quarterly Financial Data......F-34

Schedule II--Valuation and Qualifying Accounts..............................F-35

                          INDEPENDENT AUDITORS' REPORT

The Shareholders and Board of Directors
Dames & Moore Group

   We have audited the consolidated financial statements of Dames & Moore Group and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dames & Moore Group and subsidiaries as of March 26, 1999 and March 27, 1998 and the results of their operations and their cash flows for each of the years in the three-year period ended March 26, 1999 in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when conside red in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          /s/ KPMG LLP
                                          -------------------------------------
                                             KPMG LLP

Los Angeles, California
May 21, 1999, except as to Note 19
which is as of August 2, 1999

                              DAMES & MOORE GROUP
                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
               (In thousands, except share and per share amounts)


                                                            March 26, March 27,
                                                              1999      1998
                                                            --------  ---------
                          ASSETS
Current:
  Cash and cash equivalents................................ $ 15,880  $  9,493
  Marketable securities....................................      336
  1,031
  Accounts receivable, net of allowance for doubtful
   accounts of: 1999--$9,526 and 1998--$3,408..............  193,051   135,298
  Billed contract retentions...............................   22,071    10,992
  Unbilled.................................................   98,256    55,844
                                                            --------  --------
    Total accounts receivable..............................  313,378   202,134
  Deferred income taxes....................................   10,705     4,303
  Prepaid expenses and inventories.........................   14,841     7,310
  Other current assets.....................................   11,366     3,858
                                                            --------  --------
    Total current assets...................................  366,506   228,129
Property and equipment, net................................   57,518    23,397
Goodwill of acquired businesses, net of accumulated
 amortization of: 1999--$20,070 and 1
998--$12,535..........  159,918   117,849
Investments in affiliates..................................   10,461     4,868
Other assets...............................................   40,176    12,118
                                                            --------  --------
                                                            $634,579  $386,361
                                                            ========  ========
           LIABILITIES AND SHAREHOLDERS' EQUITY
Current:
  Current portion of long-term debt........................ $ 18,433  $  9,614
  Accounts payable.........................................   57,842    31,990
  Accrued payroll and employee benefits....................   38,934    26,364
  Current income taxes payable.............................    6,245     6,864
  Accrued expenses and other liabilities...................   60,882    23,727
                                                            --------  --------
    Total current liabilities......................
 ........  182,336    98,559
Long-term debt.............................................  284,147   132,010
Other long-term liabilities................................   21,176     5,883
Contingencies (Note 11)
Shareholders' equity:
  Preferred stock, $0.01 par value, shares authorized:
   1,000,000; shares issued: none..........................      --        --
  Common stock and capital in excess of $0.01 par value,
   shares authorized: 54,000,000; shares issued: 1999--
   22,781,000, 1998--22,740,000............................  108,045   107,512
  Retained earnings........................................  102,264   104,952
  Treasury stock: 1999--4,451,000, 1998--4,573,000 shares..  (59,373)  (61,157)
  Accumulated other comprehensive income...................   (3,594)   (1,289)
  Other shareholders' equity...............................     (422)     (109)
                                                            --------  --------
    Total shareholders' equity.............................  146
,920   149,909
                                                            --------  --------
                                                            $634,579  $386,361
                                                            ========  ========

   The accompanying notes are an integral part of the consolidated financial statements.

                              DAMES & MOORE GROUP
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)


                                                March 26,   March 27, March 28,
                                                   1999       1998      1997
                                                ----------  --------  --------
Gross revenues................................  $1,029,967  $703,902  $653,378
Direct costs of outside services..............     390,621   221,398   198,970

              ----------  --------  --------
  Net revenues................................     639,346   482,504   454,408
                                                ----------  --------  --------
Operating expenses:
  Salaries and related costs..................     445,594   337,474   315,896
  General expenses............................     123,206    88,401    86,275
  Depreciation and amortization...............      12,840     9,216     8,832
  Amortization of goodwill....................       5,504     4,600     3,893
  Acquisition related restructuring and other
   charges....................................      28,276       --      2,651
                                                ----------  --------  --------
                                                   615,420   439,691   417,547
                                                ----------  --------  --------
Earnings from operations......................      23,926    42,813    36,861
  Investment and other income..........
 .......       1,231       997     2,014
  Interest expense............................     (18,481)  (10,292)   (7,386)
                                                ----------  --------  --------
Earnings before income taxes..................       6,676    33,518    31,489
  Income taxes................................       4,129    14,188    12,949
                                                ----------  --------  --------
Earnings before extraordinary item............  $    2,547  $ 19,330  $ 18,540
Extraordinary item (less applicable income tax
 benefit of $1,737)...........................      (2,850)      --        --
                                                ----------  --------  --------
Net (loss) earnings...........................  $     (303) $ 19,330  $ 18,540
                                                ==========  ========  ========
Basic earnings (loss) per share:
  Earnings before extraordinary item..........  $     0.14  $   1.08  $   0.91
  Extraordinary item..........
 ................       (0.16)      --        --
                                                ----------  --------  --------
                                                $    (0.02) $   1.08  $   0.91
                                                ==========  ========  ========
Weighted average number of shares.............      18,237    17,890    20,287
                                                ==========  ========  ========
Diluted earnings (loss) per share:
  Earnings before extraordinary item..........  $     0.14  $   1.07  $   0.91
  Extraordinary item..........................       (0.16)      --        --
                                                ----------  --------  --------
                                                $    (0.02) $   1.07  $   0.91
                                                ==========  ========  ========
Weighted average number of shares.............      18,319    18,048    20,446
                                                ==========  ========
  ========

   The accompanying notes are an integral part of the consolidated financial statements.

                              DAMES & MOORE GROUP
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                 (In thousands)

                             Common                          Accumulated
                             Stock &                            Other         Other     Comprehensive
                           Capital in   Retained  Treasury  Comprehensive Shareholders'   Earnings
                          Excess of Par Earnings   Stock       Income        Equity         (Loss)
                          ------------- --------  --------  ------------- ------------- -------------
Balances
 at March 29,
 1996...................    $106,804    $ 75,295  $(13,859)    $   --         $(293)           --
Issued pursuant to stock
 option plan............         438         --        --          --          (140)           --
Net earnings............         --       18,540       --          --           --         $18,540
Cash dividends, $0.12
 per share..............         --       (2,366)      --          --           --             --
Treasury stock
 acquired...............         --          --    (58,675)        --           --             --
Treasury stock issued...         --       (3,490)    9,464         --           --             --
Amortization of deferred
 compensation...........         --          --        --          --           218            --
Change in foreign
 currency translation,
 net of tax - $190......         --          --        --         (313)         --            (313)
                            --------    --------  --------     -------        -----
 -------
Balances at March 28,
 1997...................    $107,242    $ 87,979  $(63,070)    $  (313)       $(215)       $18,227
                            --------    --------  --------     -------        -----        =======
Issued pursuant to stock
 option plan............         450         --        --          --          (100)           --
Restricted shares
 repurchased............        (180)        --        --          --            15            --
Net earnings............         --       19,330       --          --           --          19,330
Cash dividends, $0.12
 per share..............         --       (2,168)      --          --           --             --
Treasury stock
 acquired...............         --          --       (350)        --           --             --
Treasury stock issued...         --         (189)    2,263         --           --             --
Amortization of deferred
 compensation...........         --          --        --          --           191            -
-
Unrealized gain on
 securities,
 net of tax - $17.......         --          --        --           30          --              30
Change in foreign
 currency translation,
 net of tax - $613......         --          --        --       (1,006)         --          (1,006)
                            --------    --------  --------     -------        -----        -------
Balances at March 27,
 1998...................    $107,512    $104,952  $(61,157)    $(1,289)       $(109)       $18,354
                            --------    --------  --------     -------        -----        =======
Issued pursuant to stock
 option plan............         578         --        --          --          (140)           --
Restricted shares
 repurchased............         (60)        --        (14)        --            20            --
Net (loss)..............         --         (303)      --          --           --            (303)
Cash dividends, $0.12
 per share..............         --       (2,203)      --
  --           --             --
Treasury stock
 acquired...............         --          --       (745)        --           --             --
Treasury stock issued...          15        (182)    2,543         --          (412)           --
Amortization of deferred
 compensation...........         --          --        --          --           219            --
Unrealized loss on
 securities, net of tax
 - $110.................         --          --        --         (196)         --            (196)
Change in foreign
 currency translation,
 net of tax,
 net of tax - $641......         --          --        --       (1,052)         --          (1,052)
Minimum pension
 liability,
 net of tax - $678......         --          --        --       (1,057)         --          (1,057)
                            --------    --------  --------     -------        -----        -------
Balances at March 26,
 1999...................    $108,045    $102,264  $(59,373)    $(3,594)       $(422)       $(2,608)

                      ========    ========  ========     =======        =====        =======

   The accompanying notes are an integral part of the consolidated financial statements.

                              DAMES & MOORE GROUP
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                       Fiscal Year Ended
                                                 -------------------------------
                                                 March 26,  March 27,  March 28,
                                                   1999       1998       1997
                                                 ---------  ---------  ---------
Cash flows from operating activities:
 Net earnings (loss)............................ $    (303) $ 19,330   $ 18,540

  Adjustments to reconcile net earnings (loss)
   to net cash provided by operating activities:
    Depreciation and amortization...............    20,789    14,032     12,943
    Non-cash special charges....................    26,976       --         --
    Losses (earnings) from equity investments...       859       252        (80)
    Deferred income taxes.......................    (7,672)     (354)    (2,437)
    Change in assets and liabilities net of
     effects of purchases of businesses:
      Marketable securities.....................       --      5,984      8,952
      Accounts receivable.......................   (48,130)  (21,725)   (24,297)
      Prepaid expenses and other assets.........   (13,319)   (2,496)     1,285
      Income tax receivable.....................      (413)      593        121
      Accounts payable and accrued expenses.....    23,116     3,404     (9,247)
                                                 ---------  --------   --------
Net cash provided by operating act
ivities.......     1,903    19,020      5,780
                                                 ---------  --------   --------

Cash flows from investing activities:
 Purchases of businesses, net of cash acquired..  (128,146)  (13,463)   (22,118)
 Purchases of property and equipment............   (18,615)  (11,958)    (9,524)
 Investments and other assets...................   (10,188)   (3,600)   (18,630)
 Proceeds from sales of investments and other
  property......................................     7,354     7,387        --
                                                 ---------  --------   --------
Net cash used in investing activities...........  (149,595)  (21,634)   (50,272)
                                                 ---------  --------   --------

Cash flows from financing activities:
 Repayments on lines of credit..................  (194,561)  (21,000)       --
 Debt issuance costs............................    (3,867)      --         --
 Proceeds from debt instruments...............
 ..   355,080    22,700     62,551
 Issuance of common stock.......................       428       364        357
 Stock repurchased..............................      (798)     (515)   (58,675)
 Dividends......................................    (2,203)   (2,168)    (2,366)
                                                 ---------  --------   --------
Net cash (used) provided by financing
 activities.....................................   154,079     ( 619)     1,867
                                                 ---------  --------   --------

Net (decrease) increase in cash and cash
 equivalents....................................     6,387    (3,233)   (42,625)
Cash and cash equivalents, beginning of year....     9,493    12,726     55,351
                                                 ---------  --------   --------
Cash and cash equivalents, end of year.......... $  15,880  $  9,493   $ 12,726
                                                 =========  ========   ========

Supplemental disclo
sures of cash flow
 information:
 Interest paid.................................. $  13,897  $  9,785   $  3,263
 Income taxes paid..............................    11,276    10,751     14,810
Non cash investing activities--business
 acquisitions...................................    16,027     5,110      9,879

   The accompanying notes are an integral part of the consolidated financial statements.

                              DAMES & MOORE GROUP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (In thousands, except share and per share amounts)

Note 1--Summary of Significant Accounting Policies:

Basis of Presentation:

   The consolidated financial statements include the accounts of all majority-owned domestic and foreign subsidiaries. Investments in companies in which Dames & Moore Group (the "Company") does not have control, but has the ability to exercise significant influence over operating and financial policies are accounted for by the equity method. Other investments are accounted for by the cost method. All significant intercompany transactions and balances have been eliminated. Certain items in the pri or years' financial statements have been reclassified to be consistent with the 1999 presentation.

Use of Estimates in the Preparation of Consolidated Financial Statements:

   The preparation of the consolidated financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from the estimates and assumptions used in preparing the consolidated financial statements.

Cash and Cash Equivalents:

   Cash and cash equivalents consist of unrestricted deposits with banks and highly liquid investments with an original maturity of three months or less.

Marketable Securities:

   Marketable securities consist of equity and debt securities that are considered either available-for-sa le or trading securities as defined by Statement of Financial Accounting Standard (SFAS) No. 115. Debt securities with maturity dates beyond a year are classified as Other Assets. Marketable securities are recorded at fair market value. Changes in unrealized gains and losses for trading securities are included in earnings; for available-for-sale securities, they are charged or credited as a component of accumulated other comprehensive income, net of tax. A decline in the fair value of an available-for-sale security below cost that is deemed other than temporary is charged to earnings. Management determines the appropriate classifications of investments at the time of purchase and reevaluates such designations as of each balance sheet date.

Depreciation and Amortization:

   Property and equipment are depreciated on a straight-line basis over estimated useful lives ranging from 3 to 10 years and leasehold improvements are amortized over the lesser of estimated useful lives or the term of the lease.

Goodwill of Acquired Businesses:

   The goodwill of acquired businesses represents the difference between the purchase cost and the fair value of the net assets of acquired businesses, and is being amortized on a straight-line basis over

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 1--Summary of Significant Accounting Policies: (continued)

3 to 40 years. The Company annually evaluates the realizability of goodwill based upon undiscounted forecasted operating earnings over the remaining amortization period for each investment having a significant goodwill balance. If an impairment in the value of the goodwill were to occur, the Company would reflect the impairment through a reduction in the carrying value of the goodwill based upon the estimated fair value of the investment.

Foreign Currency Translation:

   The functional currencies for
 the Company's significant foreign subsidiaries and branches are their respective local currencies. The assets and liabilities of these entities are translated into U.S. dollars using exchange rates in effect at period end. Revenue and expenses are translated at the average rates of exchange prevailing during the period. The resulting translation adjustments are reported as a component of accumulated other comprehensive income, net of tax. In situations where the functional currency is the U.S. dollar, translation adjustments are included in earnings.

   The Company enters into forward foreign currency exchange contracts to reduce the impact of foreign currency fluctuations on certain project revenues and costs, and the asset and liability positions of foreign subsidiaries. The terms of the currency derivatives are generally one year or less. Commencing in fiscal 1997 the gains or losses from these contracts are generally also reported as a separate component of shareholders' equity; previously they we re included in earnings.

Recognition of Revenue:

   The Company recognizes revenue generally at the time services are performed. On fixed price contracts, revenue is recognized on the basis of the estimated percentage of completion of services rendered. On cost reimbursement contracts, revenue is recognized as costs are incurred and includes applicable fees earned essentially in the proportion that costs incurred bear to total estimated final costs. Materials and subcontract costs reimbursed by clients are included in gross revenues. Anticipated losses are recognized in the period in which the losses are reasonably determinable. Substantially all unbilled receivables are expected to be collected within the next 12 months and retentions at the close of the respective project. Approximately $7,157 of unbilled receivables and contract retentions not collectible within 12 months have been classified as other assets.

   A major portion of contracts with the United States Government, are subject to audit and adjustment. Revenue has been recorded in amounts expected to be realized on final settlement.

Income Taxes:

   The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Tax provisions are recorded at statutory rates for taxable items included in the consolidated statements of earnings regardless of the period such items are reported for tax purposes. Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities for which income tax effects will be realized in future years.

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 1--Summary of Significant Accounting Policies: (continued)


Stock-Based Compensation:

   Prior to March 30, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On March 30, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compe nsation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and proforma earning per share disclosures for employee stock option grants made in fiscal 1996 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

Earnings Per Share:

   Basic earnings per share is computed by dividing net earnings by the weighted-average number of common shares outstanding for the period. Diluted earnings per share adjusts the weighted-average number of common shares to reflect the potential dilution that could occur if restricted stock was unrestricted and the assumed exercise of the dilutive stock options outstanding
 . This change did not have a material impact on the computation of the earnings per share data.

Comprehensive Income:

   The Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which establishes new standards for reporting and display of comprehensive income and its components. Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net earnings as these amounts are recorded directly as an adjustment to shareholders' equity. The Company adopted SFAS No. 130 in fiscal 1999. The Company's other comprehensive income is primarily comprised of foreign currency translation adjustments, unrealized gain or loss on securities, and adjustments made to recognize additional minimum liabilities associated with the Company's defined benefit pension plans. Reclassifications related to the components of other comprehensive income were not significant
 .

Segment and Related Information:

   In 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which established new standards for reporting information about operating segments in interim and annual financial statements, in accordance with the "management approach," The management approach designates the internal reporting that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. The Company adopted SFAS No. 131 with its annual financial

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 1--Summary of Significant Accounting Policies: (continued)

statements ending March 26, 1999 which did affect the disclosure of segment information but did not affect results of operations or the financial position of the Company.

Recent Accounting Pronouncements:

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure all derivatives at fair value.
Implementation of this statement is effective for fiscal years beginning after June 15, 1999 commencing with interim periods. The Company is in the process of determining the impact that the adoption of SFAS No. 133 will have on its financial position and results of operations.

Fiscal Year:

   The Company uses a 52-53 week fiscal year ending the last Friday in March. The fiscal years were comprised of 52 weeks in 1999, 1998 and 1997.

Note 2--Acquisitions:

   On July 31, 1998, the Company acquired all of the membership interests of Radian International LLC ("Radian"), a multinational engineering, consulting and construction firm. The purchase price of $117 million in cash is subject to a post-closing adjustment which is currently under discussion with the seller. The purchase price in excess of the fair value of the net assets acquired, plus estimated office closure costs and severance costs are classified as goodwill and are being amortized over 40 years.

   The Company also comple
ted thirteen smaller acquisitions during fiscal 1999 for $16,555 one of which included the issuance of 157,991 shares of the Company's treasury stock. Seven of the acquisitions have additional future payments contingent on future earnings. The total purchase cost in excess of fair value of identifiable assets acquired is classified as goodwill and is being amortized over the period of expected benefit, which range from 3 to 25 years.

   The Company also completed six smaller acquisitions during fiscal 1998 for $5,740 one of which included the issuance of 163,107 shares of the Company's treasury stock. Four of the acquisitions have additional future payments contingent on future earnings. The total purchase cost in excess of fair value of identifiable assets acquired is classified as goodwill and is being amortized over the period of expected benefit, which range from 3 to 20 years.

   On June 24, 1997, the Company acquired SRA Technologies, Inc., a professional services company providing specialized clinical laboratory services, contract research, analysis and management services in the areas of life sciences, environmental health service studies, and energy. The purchase price of $8,924 was paid in cash, and no additional payments are due. The purchase price in excess of the fair value of the identifiable assets acquired is classified as goodwill and is being amortized over 30 years.

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 2--Acquisitions: (continued)


   The following schedule summarizes the unaudited pro forma results of operations as if the acquisition of Radian had occurred at the beginning of fiscal 1998. Certain adjustments, such as amortization of goodwill, increased interest expense and income tax have been reflected.

                                                               1999      1998
                                                             --------  --------
   Ne
t revenues............................................. $693,000  $655,042
                                                             ========  ========
   Earnings (loss) before extraordinary item................ $ (8,560) $  7,618
                                                             ========  ========
   Earnings (loss) per share before extraordinary item
     Basic.................................................. $   (.47) $   0.43
                                                             ========  ========
     Diluted................................................ $   (.47) $   0.42
                                                             ========  ========
   Net earnings (loss)...................................... $(11,410) $  7,618
                                                             ========  ========
   Earnings (loss) per share
     Basic.................................................. $   (.63) $   0.43

 ========  ========
     Diluted................................................ $   (.63) $   0.42
                                                             ========  ========

   The pro forma information is intended to show how the acquisitions might have affected historical results of operations if the transactions had occurred at an earlier time. The pro forma results are not necessarily indicative of the periods presented or to be expected in the future.

   All acquisitions have been accounted for as purchases. Results of operations for all acquisitions have been included in the consolidated financial statements from the date of the respective acquisition.

Note 3--Investments in Debt and Equity Securities:

   The cost and estimated fair value of equity and debt securities by classification and major category follow. At March 26, 1999, $5,804 of debt and equity securities were classified as other assets. At March 27, 1998, $4,536 of the U.S. Government securities have a maturity g reater than 1 year but within 5 years, and are classified as other assets.

                                                                       Estimated
                                                                         Fair
                                                                 Cost    Value
                                                                ------ ---------
   At March 26, 1999:
     Available-for-sale:
      Debt securities.......................................... $2,126  $2,122
      Equity securities........................................  4,302   4,018
                                                                ------  ------
                                                                $6,428  $6,140
                                                                ======  ======
   At March 27, 1998:
     Available-for-sale:
      Securities of the U.S. Government..
 ...................... $4,502  $4,536
      Equity securities........................................  1,018   1,031
                                                                ------  ------
                                                                $5,520  $5,567
                                                                ======  ======

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 4--Investments in Affiliates:


   The Company through its subsidiary Dames & Moore Ventures has a 50% interest in Dames & Moore/ Brookhill L.L.C. (DMB) and affiliated companies. DMB was formed to acquire environmentally impaired properties and to remediate; to develop, redevelop, or reposition; and to maintain, operate and lease such properties until their disposition. DMB acquires an interest in assets by purchasing either a fee interest or a property-related mortgage note. At March 26, 1999, DMB holds 6 assets. Effective January 1, 1999, DMB agreed to complet e the redevelopment and disposition of existing assets, and to cease the acquisition of any new assets.

   Acquisitions have been financed 75% with senior debt, 20% subordinated debt and 5% equity from DMB. The senior debt bears interest at London Interbank Offshore Rate (LIBOR) plus 275 basis points, and requires monthly payments of principal and interest. Cash flow from the properties, including sale proceeds will generally be distributed 80% to the subordinated lender and 20% to DMB, until the subordinated lender and DMB each receives its loan advances or capital contributions, and a return on investment of 20% per annum. Thereafter, cash flow will be distributed 50% to the subordinated lender and DMB. The borrowings are all due on December 31, 1999, but may be extended under certain terms and conditions.

   The Company accounts for its investment of $1,388 in fiscal 1999 and $3,144 in fiscal 1998 in DMB under the equity method of accounting. Condensed financial information follows:

<CAP
TION>
                                                         March 26,  March 27,
                                                            1999       1998
                                                         ---------- ----------
   Mortgage notes receivables...........................  $ 1,316    $ 4,137
   Property.............................................   28,877     33,508
   Other assets.........................................    3,426     17,038
                                                          -------    -------
     Total assets.......................................  $33,619    $54,683
                                                          =======    =======
   Mortgages payable....................................  $27,676    $41,958
   Other liabilities....................................    4,191      6,726
   Shareholders' equity.................................    1,752      5,999

                                           -------    -------
     Total liabilities and equity.......................  $33,619    $54,683
                                                          =======    =======
   Company's share of equity............................  $ 1,330    $ 3,000
                                                          =======    =======
                                                         Year Ended Year Ended
                                                         March 26,  March 27,
                                                            1999       1998
                                                         ---------- ----------
   Revenues.............................................  $   209    $    18
   Costs and expenses...................................   (2,280)    (1,450)
   Net gain on asset dispositions.......................      733      1,061

                                   -------    -------
     Net loss...........................................  $(1,338)   $  (371)
                                                          =======    =======
   Company's share of net loss (investments and other
    income).............................................  $  (756)   $  (179)
                                                          =======    =======

   Equity investments in other unconsolidated investments amounted to $9,131 at fiscal 1999 and $1,868 in fiscal 1998.

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 5--Composition of Certain Financial Statement Captions:


                                                                 1999    1998
                                                               -------- -------
   Property and equipment, at cost:
    Computer equipment........................................ $ 54,713 $36,145
    Office equipment and furniture............................   18,064  13,719
    Technical and field equipment.............................
 27,780  13,482
    Leasehold improvements....................................   10,799   5,847
                                                               -------- -------
                                                                111,356  69,193
    Less accumulated depreciation and amortization............   53,838  45,796
                                                               -------- -------
                                                               $ 57,518 $23,397
                                                               ======== =======
   Other assets:
    Notes and other receivables............................... $ 26,705 $ 5,457
    Other assets..............................................   13,471   6,661
                                                               -------- -------
                                                               $ 40,176 $12,118
                                                               ======== =======
   Accrued payroll and emp
loyee benefits:
    Salaries, wages and related taxes......................... $ 21,940 $12,901
    Accrued vacation..........................................   16,377  12,192
    Accrued pension costs.....................................      617   1,271
                                                               -------- -------
                                                               $ 38,934 $26,364
                                                               ======== =======
   Accrued expenses and other liabilities:
    Accrued insurance costs................................... $ 17,833 $ 6,913
    Accrued occupancy.........................................    4,413   4,232
    Accrued interest..........................................    8,700   4,283
    Deferred acquisition payments.............................    2,440   1,639
    Restructuring and acquisition reserves....................   10,174     --
    Deferred income and client advances.......................    3,435   2,700

   Other accrued expenses....................................    3,987     837
    Other liabilities.........................................    9,900   3,123
                                                               -------- -------
                                                               $ 60,882 $23,727
                                                               ======== =======

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 6--Long-Term Debt:


                                                                1999     1998
                                                              -------- --------
   Long-term debt consists of the following:
    Term loan................................................ $265,000 $    --
    Revolving lines of credit................................   37,232   20,015
    Other notes payable......................................      348    1,609
    Senior N
otes:
     6.54% Series A notes, due March 29, 2001................      --    40,000
     6.87% Series B notes, due March 29, 2003................      --    30,000
     6.92% Series C notes, due September 29, 2003............      --    10,000
     7.19% Series F notes, due December 16, 2004.............      --    10,000
     7.23% Series G notes, due December 16, 2005.............      --    10,000
     7.20% Series D notes, due March 29, 2006................      --     5,000
     7.25% Series E notes, due September 29, 2006............      --    15,000
                                                              -------- --------
                                                               302,580  141,624
   Current portion of long-term debt.........................   18,433    9,614
                                                              -------- --------
                                                              $284,147 $132,010

         ======== ========

   The funding of the Radian acquisition resulted in the early extinguishment of the Company's Senior Notes and certain bank lines of credit. Pre-payment obligations and deferred financing costs resulted in a pretax charge of $4,587; after the tax benefit of $1,737, the extraordinary charge was $2,850, or ($.16) per share, basic and diluted.

   The Company's amended long-term debt facility includes a term commitment of $265,000 and a revolving commitment of $75,000. Interest is charged under several options, including a base rate or at LIBOR, plus the applicable margin, at the Company's option. Interest is payable quarterly for base rate borrowings and for LIBOR borrowings the earlier of the last day of the interest rate period or three months from the first day of the interest rate period. The effective interest rate was 6.8% at March 26, 1999. The agreement contains limitations on additional indebtedness, sales of assets, acquisitions and capital expenditures, as well as maintenance of certain financial ratios. The
Company was in compliance with all such ratios at March 26, 1999. The term loan requires quarterly principal payments commencing on June 30, 1999, with $40,000 of the unpaid balance due on June 30, 2004 and the remaining unpaid balance of $94,500 due in full on December 31, 2004. The revolving commitment matures on June 30, 2004. Furthermore, mandatory principal pre-payments or commitment reductions are required in the event of the occurrence of certain transactions, as defined in the agreement. As of March 26, 1999, under these lines, the Company had borrowings of $302,232, and standby letters of credit totaling $14,156 principally for project performance, advance payment guarantees and the Company's domestic insurance program. The fair value of the Company's long-term debt approximates carrying value based on current rates offered to the Company for debt of the same remaining maturities.

   Annual maturities of long-term debt over the next five fi scal years are as follows: 2000--$18,433; 2001--$16,147; 2002--$26,000; 2003--$36,000; and 2004--
$41,000.

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 7--Foreign Currency Contracts:


   In the past, the Company has entered into foreign exchange forward contracts, all having maturities of less than one year. The amounts noted below serve solely as a basis for the calculation of payment streams to be exchanged. The Company is exposed to credit loss in the event of nonperformance by counter parties for these contracts. The Company selects major international banks and financial institutions as counter parties to manage this credit risk. Transaction gains and losses including the effect of foreign currency contra cts and currency exchange rate conversion were a gain of $3 in 1999, a loss of $206 in 1998, and a loss of $222 in 1997. The Company did not have any open foreign currency contracts at March 26, 1999.

                                                                           1998
                                                                          ------
     Australian dollars.................................................. $1,000
     United States dollars............................................... $  644

Note 8--Fair Values of Financial Instruments:

   The carrying amount of marketable securities is based on quoted market prices at the reporting date for those investments and as such equal fair value. The fair value of the Company's long-term debt is estimated based on current rates offered to the Company for debt of the same remaining maturities, which approximates carrying value.
 All other financial instruments bear
relatively short-term maturities, and accordingly, the carrying amount of these investments approximates fair value.

Note 9--Income Taxes:

   Income taxes consist of the following:

                                                       1999     1998     1997
                                                      -------  -------  -------
   U.S. Federal taxes:
    Current.......................................... $ 5,643  $ 9,560  $11,761
    Deferred.........................................  (5,583)    (478)  (1,736)
                                                      -------  -------  -------
                                                           60    9,082   10,025
   State and local taxes:
    Current..........................................   1,117    1,706    1,841
    Deferred.........................................    (749)    (115)    (166)

                                         -------  -------  -------
                                                          368    1,591    1,675
   Non-U.S. taxes:
    Current..........................................   4,003    3,541    1,249
    Deferred.........................................    (302)     (26)     --
                                                      -------  -------  -------
                                                        3,701    3,515    1,249
                                                      -------  -------  -------
                                                      $ 4,129  $14,188  $12,949
                                                      =======  =======  =======

   The sources of earnings before income taxes consist of the following:

                                                          1999   1998    1997
                                                         ------ ------- -------
   U.S. earnings before income taxes.................... $3,937 $27,438 $31,178
   Non-U.S. earnings before income taxes................  2,739   6,080     311
                                                         ------ ------- -------
     Earnings before income taxes....................... $6,676 $33,518 $31,489
                                                         ====== ======= =======

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 9--Income Taxes: (continued)


   Income taxes differ from amounts computed by applying the statutory U.S. Federal income tax rate of 35% to earnings before income taxes as follows:

                                                         1999    1998    1997
                                                        ------  ------- -------
   Statutory U.S. Federal income tax................... $2,337  $11,731 $11,021
   State income taxes, net of Federal benefit.........
 .    240    1,034   1,089
   Goodwill............................................    682      653     499
   Foreign operations..................................  1,009      538     603
   Other...............................................   (139)     232    (263)
                                                        ------  ------- -------
     Total income taxes................................ $4,129  $14,188 $12,949
                                                        ======  ======= =======

   Deferred income taxes result from temporary differences in the timing of the recognition of revenues and expenses for financial statement and tax return purposes. Management believes that it is more likely than not, that the results of future operations will generate sufficient taxable income to realize the deferred tax assets. The significant components of deferred taxes were as follows:

                                                                1999    1998

                                                      ------- -------
   Current deferred net tax assets:
    Compensation expense...................................... $ 6,174 $ 3,975
    Litigation reserve........................................     788     410
    Accrued expenses..........................................   2,367     171
    Allowance for doubtful accounts...........................   1,353     918
    Other.....................................................     529     433
                                                               ------- -------
      Total current deferred tax assets.......................  11,211   5,907
                                                               ------- -------
    Cash to accrual adjustments from acquisitions.............      60   1,106
    Other.....................................................     446     498

               ------- -------
      Total current deferred tax liabilities..................     506   1,604
                                                               ------- -------
      Net current deferred tax assets......................... $10,705 $ 4,303
                                                               ======= =======
   Noncurrent deferred net tax liabilities:
    Foreign currency translation.............................. $ 1,502     836
    Foreign tax credits.......................................   1,301      --
    Other.....................................................   1,878     735
                                                               ------- -------
      Total noncurrent deferred tax assets....................   4,681   1,571
                                                               ------- -------
    Depreciation and amortization.............................   3,457   2,481
    Other.....................................................   1,020
569
                                                               ------- -------
      Total noncurrent deferred tax liabilities...............   4,477   3,050
                                                               ------- -------
      Net noncurrent deferred tax assets (liabilities)........ $   204 $(1,479)
                                                               ======= =======

                              DAMES & MOORE GROUP

              (In thousands, except share and per share amounts)

Note 10--Lease Commitments:


   The Company is obligated under various noncancelable leases for office facilities, furniture and equipment. Certain leases contain renewal options, escalation clauses and certain other operating expenses of the properties. In the normal course of business, leases that expire are expected to be renewed or replaced by leases for other properties.

   The following is a schedule by year of future rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of March 26, 1999:

       Fiscal Year(s)                                                    Total
       --------------                                                   --------
        2000..........................................................   $28,890
        2001..........................................................    25,934
        2002..........................................................    18,591
        2003..........................................................    13,871
        2004..........................................................     9,164
        Thereafter....................................................    11,455
                                                                        --------
          Total minimum lease payments................................  $107,905
                                                                        ========

   The following
schedule shows the composition of total rental expenses for all operating leases:

                                                          1999    1998    1997
                                                         ------- ------- -------
       Total rental expense............................. $32,986 $24,365 $23,617
         Less sublease rentals..........................     319     140     324
                                                         ------- ------- -------
                                                         $32,667 $24,225 $23,293
                                                         ======= ======= =======

Note 11--Contingencies:

   The Company in the ordinary course of business is a defendant in various lawsuits involving claims typically filed against the engineering and consulting professions, primarily alleging professional errors or omissions. The Company thr ough a wholly owned subsidiary insures the Company's risks for professional liability, workers compensation, and general and automobile claims up to certain policy limits. Claims in excess of these limits are covered by unrelated insurance carriers. Management makes estimates and assumptions that affect the reported amount of liability and the disclosure of contingent liabilities. As claims develop, it is possible that the ultimate results of these claims may differ from management's estimates. In the opinion of management, based upon information it presently possesses, the resolution of these claims will not have a material adverse effect on the Company's consolidated financial position or results of operations.

Note 12--Stock Option Plans:

 Long-Term Incentive Plan

   The Company's Amended and Restated 1991 Long-Term Incentive Plan (the "Plan"), which provides for the granting of stock options and the sale of restricted stock to officers and key

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 12--Stock Option Plans: (continued)

employees of the Company, has authorized and reserved a total of 2,700,000 shares of common stock for issuance under this Plan. Stock options granted or restricted stock sold under the Plan may be granted or sold at a price and for such terms as determined by the Compensation Committee of the Board of Directors.

   Restricted stock sales are offered to newly elected officers and existing officers, these shares are subject to restrictions on transfer and risk of forfeiture until earned by continued employment. Should employme nt terminate before ownership vests, shares are repurchased by the Company at the lesser of the price originally paid for the stock or its market value on the date of termination. During the restriction period, holders have the rights of shareholders, including the right to vote and receive dividends, but cannot transfer ownership. Restricted stock is generally being issued at 67% of market value on the date of issuance for newly elected officers and at no cost to existing officers, the stock vests 3 years after the issue date. These restricted stock sales give rise to unearned compensation that is amortized over the vesting period. Through March 26, 1999, 290,863 shares of restricted stock have been issued under the Plan.

                                    1999                1998                1997
                             ------------------- ------------------- -------------------
   Restricted stock

 issued.................        65,891              23,300              37,751
   Weighted-average fair
    value of restricted
    stock granted during
    the year...............        $12.62              $12.88              $11.13

   Non-qualified stock options are granted at fair value at the date of grant and generally vest 25% per year commencing on the first anniversary after the grant date. Options expire 10 years after the grant date, and all awards need to be made by May 22, 2005.

                                    1999                1998                1997
                             ------------------- ------------------- -------------------
                                        Weighted            Weighted            Weighted
                                        Average             Average             Average
                                        Exercise            Exercise            Exercise
                              Shares     Price    Shares     Price    Sh
ares     Price
                             ---------  -------- ---------  -------- ---------  --------
   Outstanding at beginning
    of the year............  1,593,009   $16.08  1,678,856   $16.09  1,517,823   $16.87
   Granted.................    286,039    12.45      8,000    12.88    276,554    11.24
   Exercised...............    (13,373)   11.85     (6,902)   11.78     (2,737)   12.00
   Canceled................    (85,215)   15.90    (86,945)   16.17   (112,784)   14.83
                             ---------           ---------           ---------
   Outstanding at the end
    of the year............  1,780,460   $15.54  1,593,009   $16.08  1,678,856   $16.09
                             =========           =========           =========
   Exercisable at year-
    end....................  1,255,314   $16.99  1,166,549   $17.69    970,941   $18.58
   Weighted-average fair
    value of options
    granted during th
e
    year...................              $ 4.89              $ 5.46              $ 4.40

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1999, 1998

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 12--Stock Option Plans: (continued)

and 1997, respectively: expected volatility of 27.91%, 28.28%, and 27.15%; risk-free interest rates of 5.53%, 6.81%, and 6.24%; expected lives of 6, 6, and 5.6 years and no dividends.

 Directors' Stock Option Plan

   The Company's amended and restated 1995 Stock Option Plan for Non-Employee Directors of the Company (the "Plan") has 100,000 shares of common stock authorized for issuance under the Plan. Shares of common stock awarded under this Plan are non-qualified stock options, are granted at fair value at the date the o ption is granted, vest and become exercisable in three equal annual installments commencing on the first anniversary after the grant date. Options expire 10 years after the grant date.

                                     1999            1998            1997
                                --------------- --------------- ---------------
                                       Weighted        Weighted        Weighted
                                       Average         Average         Average
                                       Exercise        Exercise        Exercise
                                Shares  Price   Shares  Price   Shares  Price
                                ------ -------- ------ -------- ------ --------
   Outstanding at beginning of
    the year..................  40,000  $13.20  23,000  $12.97  15,000  $13.63
   Granted....................  10,000   12.63  17,000   13.50   8,000  $11.75

   Exercised..................     --      --      --      --      --      --
                                ------          ------          ------
   Outstanding at the end of
    the year..................  50,000  $13.08  40,000  $13.20  23,000  $12.97
                                ======          ======          ======
   Exercisable at year-end....  25,995  $13.21  12,664  $13.23   4,998  $13.63

   Weighted-average fair value
    of options granted during
    the year..................          $ 4.91          $ 5.59          $ 4.90

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1999, 1998, and 1997, respectively: expected volatility of 27.82%, 28.51%, and 27.97%; risk-free interest rates of 5.4%, 6.3%, and 6.4%; expected lives of 6 years and no dividends.

   The following table summarizes both stock option plans' information on stock options ou tstanding at March 26, 1999:

                             Options Outstanding          Options Exercisable
                       -------------------------------- ------------------------
                                    Weighted
                                     Average   Weighted             Weighted
                         Number     Remaining  Average    Number    Average
   Range of            Outstanding Contractual Exercise Exercisable Exercise
   Exercise Prices     at 3/26/99     Life      Price   at 3/26/99   Price
   ---------------     ----------- ----------- -------- ----------- --------
   $11.13 to $13.63..    977,755       7.3      $12.01    428,604    $11.88
   $16.65 to $19.50..    589,818       4.5       18.96    589,818     18.96
   $20.00 to $21.75..    262,887       3.0       20.53    262,887     20.53

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 12--Stock Option Plans: (continued)


 Pro-Forma Disclosure

   The Company continues to apply APB Opinion No. 25 in accounting for both of its stock-based compensation plans. Accordingly, no compensation cost has been recognized for the stock option plans. There was no material difference in the Company's earnings or earnings per share had the stock option plans determined compensation cost based on the fair value at the grant dates consistent with the method of SFAS No. 123.

Note 13--Employee Retirement Plans:

   The Company and its domestic subsidiaries ha ve several defined contribution retirement plans covering substantially all of the Company's U.S. employees with a minimum service requirement. Depending upon the plan, eligible employees can invest up to 15% of their earnings; certain plans will match by an equal amount from the Company generally up to the first 3% to 4.5% of the employee's contribution. Employer matching contributions for fiscal years 1999, 1998, and 1997 were $6,641, $2,930 and $3,315, respectively. Profit-sharing contributions to all plans are currently discretionary. However, prior to January 1, 1997 the largest of the plans had a profit-sharing contribution that was computed in accordance with a formula (set forth in the Plan) to provide for an annual contribution of 6% of pre-tax earnings, as defined. The contributions for 1999, 1998, and 1997 were $218, $1,381 and $1,684, respectively.

   Certain of the Company's foreign subsidiaries have trusteed retirement plans covering substantially all of their employees. These pension pla ns are not required to report to government agencies pursuant to ERISA and do not otherwise determine the actuarial value of accumulated benefits or net assets available for benefits. The aggregate pension expense for these plans for fiscal years 1999, 1998 and 1997 were $1,711, $1,498, and $1,719, respectively.

   The Company, upon acquiring Radian, assumed certain of Radian's defined benefit pension plans, including several post-retirement benefit plans. These plans cover a select group of Radian employees and former employees who will continue to be eligible to participate in the plans.

   The defined benefit plans include a Supplemental Executive Retirement Plan
(SERP) and Salary Continuation Agreement (SCA) which are intended to supplement retirement benefits provided by other benefit plans upon the participant's meeting minimum age and years of service requirements. The plans are unfunded, however, at March 26, 1999, the Company had designated and deposited $6,309 in a trust account for the SER
P. Radian also has a post-retirement benefit program that provides certain medical insurance benefits to participants upon meeting minimum age and years of service requirements, this plan is also unfunded.

   The Company recorded an additional minimum liability net of tax of $1,057 at March 26, 1999 as a component of comprehensive income. This amount represents the excess of the accumulated benefit obligations over the fair value of plan assets to the extent possible because the asset recognized may not exceed the amount of unrecognized prior service cost.

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 13--Employee Retirement Plans: (continued)


   Management's estimate of accumulated benefits for the SERP and SCA as of March 26, 1999 were as follows:

     Actuarial present value of accumulated benefits:
       Vested.......................................................... $10,464
       Non-vested......................................................     857
                                                                        -------
         Total.......................
 .................................. $11,321
                                                                        =======

   The weighted-average discount rate used for the period was 6.75%.

                                                                         1999
                                                                        -------
     Change in benefit obligation:
       Benefit obligation at August 1, Acquisition..................... $ 9,787
       Service Cost....................................................      57
       Interest cost...................................................     451
       Amortization of unrecognized service cost.......................      20
                                                                        -------
         Net period cost...............................................     528

                         -------
       Acturial loss...................................................   1,814
       Benefit payments................................................    (808)
                                                                        -------
       Benefit obligation at March 26, 1999............................ $11,321
                                                                        =======

   The funded status of the plans at March 26, 1999:

                                                                        1999
                                                                       -------
       Projected benefit obligation..................................  $11,321
       Plan assets available for benefits............................      --
                                                                       -------
       Deficiency of assets over p
rojected benefit obligations.......   11,321
       Unrecognized actuarial loss...................................    1,814
       Unrecognized prior service costs..............................      --
                                                                       -------
       Accrued pension liability.....................................  $ 9,507
                                                                       =======

   The funded status of the post-retirement program at March 26, 1999 is as follows:

       Accumulated post-retirement benefit obligation ("APBO"):
         Retirees....................................................  $   200
         Active plan participants, fully eligible....................      134
         Active plan participants, not yet fully eligible............      542
                                                                       -------
           Total APBO................................................  $   876

       Unrecognized net loss f
rom past experience different from that
        assumed and from changes in assumptions......................      (79)
                                                                       -------
       Accrued post-retirement benefits..............................  $   797
                                                                       =======

   The weighted-average discount rate used in determining the APBO was 6.75% as of December 31, 1998.

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 14--Segment and Related Information:


   Management has organized the Company by type of services provided. The general engineering and consulting division ("GE&C") provides environmental and specialized engineering services throughout the world to private sector clients and governmental agencies. Construction services division ("CSD") provides program, project and construction management services for public sector projects of all sizes and complexity. The process and chemical engineering division ("P&CE") provides process engineering and design services to the o il and gas, petrochemical, pulp and paper industries, and to the federal government. Transportation service division ("TSD") provides project planning, design and construction-phase engineering services for the transportation and infrastructure projects throughout the United States. Specialty companies ("SC") include other business units which provide services to both private sector clients and government agencies.

   Accounting policies for each of the reportable segments are the same as those described in Note 1, Notes to Consolidated Financial Statements. Management evaluates the performance of its business segments based on earnings from operations before acquisition-related restructuring and other charges.

   The following table shows summarized financial information on the Company's reportable segments. Included in the "Other" column are corporate-related items, results of shared operations, income and expense items from reportable segments not reported to management, and eliminations of inter-segment sales which are not significant.

                           GE&C     CSD      P&CE     TSD     SC      Other     Total
1999:                    -------- -------- -------- ------- -------  --------  --------
 Net revenues from U.S.
  Government agencies
  and departments....... $ 36,967 $ 38,027 $ 34,721 $   275 $ 4,838  $    --   $114,828
 Other net revenues.....  228,813  139,563   83,958  55,651  16,961      (428)  524,518
 Segment profit (loss)..   40,314   10,352   10,638   5,089     (25)  (14,166)   52,202
 Total assets...........  182,080  241,663  115,500  38,114  46,851    10,371   634,579
 Total accounts
  receivable............  125,932  122,117   32,743  25,259   9,732    (2,405)  313,378
 Depreciation and
  amortization..........    6,069    6,507    2,482   1,660   1,181       445    18,344

                           GE&C     CSD      P&CE     TSD     SC      Other     T
otal
1998:                    -------- -------- -------- ------- -------  --------  --------
 Net revenues from U.S.
  Government agencies
  and departments....... $ 35,225 $  6,559 $ 16,377 $   791 $ 7,488  $    --   $ 66,440
 Other net revenues.....  230,601   87,414   36,060  46,476  15,670      (157)  416,064
 Segment profit (loss)..   47,666    5,412    1,759   3,793   1,029   (16,846)   42,813
 Total assets...........  162,336  103,291   46,789  31,381  34,857     7,707   386,361
 Total accounts
  receivable............  115,205   48,184   11,878  19,114   8,702      (949)  202,134
 Depreciation and
  amortization..........    6,228    2,639    1,675   1,613   1,130       531    13,816

                           GE&C     CSD      P&CE     TSD     SC      Other     Total
1997:                    -------- -------- -------- ------- -------  --------  --------
 Net revenues from U.S.
  Government agencies
  and departments....... $ 41,931 $  3,647 $ 16,284 $ 1,321 $   --   $    --   $ 63,183
 Other net revenues.....  220,253   77,919   36,480  42,937  13,637        (1)  391,225
 Segment profit (loss)..   39,402    2,628    3,960   3,428   1,372   (11,278)   39,512
 Total assets...........  145,779   88,147   49,042  29,037  28,425    17,852   358,282
 Total accounts
  receivable............  100,878   34,843   15,427  17,785   7,576      (797)  175,712
 Depreciation and
  amortization..........    6,078    2,239    1,560   1,458     869       521    12,725

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 14--Segment and Related Information: (continued)


   The next table provides a reconciliation of segment profit to consolidated earnings before income taxes and extraordinary items.

                                               March 26,  March 27,  March 28,
                                                 1999       1998       1997
                                               ---------  ---------  ---------
   Segment profit ............................ $ 52,202   $
42,813    $39,512
   Acquisition-related restructuring & other
    charges...................................  (28,276)        --     (2,651)
   Investment & other income..................    1,231        997      2,014
   Interest expense...........................  (18,481)   (10,292)    (7,386)
                                               --------   --------    -------
   Earnings before income taxes............... $  6,676   $ 33,518    $31,489
                                               ========   ========    =======

   The company provides services throughout the world. Services to other countries may be performed within the United States, generally net revenues are classified within the geographic area where the services were performed.

   Selected geographic information is summarized as follows:

                                                     United    Other
                                                     States  Countries  Total

                                 -------- --------- --------
   Net revenues............................... 1999 $558,511  $80,835  $639,346
                                               1998  412,751   69,753   482,504
                                               1997  388,671   65,737   454,408

   Earnings from operations................... 1999 $ 21,819  $ 2,107  $ 23,926
                                               1998   34,756    8,057    42,813
                                               1997   34,531    2,330    36,861

   Identifiable assets........................ 1999 $553,398  $81,181  $634,579
                                               1998  329,256   57,105   386,361
                                               1997  304,847   53,435   358,282

Note 15--Earnings Per Share (EPS):

   The following is a reconciliation of the weighted average shares outstanding used for computing basic and di luted EPS.

                                                  1999       1998       1997
                                               ---------- ---------- ----------
   Weighted average shares--Basic EPS......... 18,237,000 17,890,000 20,287,000

   Dilutive securities:
     Restricted stock.........................     65,000    127,000    124,000
     Stock options............................     17,000     31,000     35,000
                                               ---------- ---------- ----------
   Weighted average shares--Diluted EPS....... 18,319,000 18,048,000 20,446,000
                                               ========== ========== ==========

   Stock options to purchase 1,144,000 941,000 and 965,000 shares of common stock as of March 26, 1999, March 27, 1998 and March 28, 1997, respectively, were outstanding but were not included in the computation of diluted EPS because the stock options' exercise price was greater than the average market price of the common shares.

                              DAMES & MOORE GROUP

               (In thousands, except share and per share amounts)

Note 16--Stock Repurchases:


   The Company's Board of Directors authorized the Company to purchase up to 2,500,000 shares of its common stock on the open market. During fiscal 1999 the Company reacquired 67,000 shares of its common stock. As of March 26, 1999 the Company had repurchased 1,914,000 shares and reissued 1,132,000 shares. The Company may continue to purchase shares on the open market.

Note 17--Common and Preferred Stock:

   The Company adopted a Shareholder's Rights Agreement on March 28, 1997 granting, for each outstanding share of common stock, on e stock purchase right
(each a "Right"). Each Right entitles the common stockholder to purchase, in certain circumstances generally relating to a change in control of the Company, one two-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") at the exercise price of $65 per share, subject to adjustment. Alternatively, the Right holder may purchase common stock of the Company having a market value equal to two times the exercise price, or may purchase shares of common stock of the acquiring corporation having a market value equal to two times the exercise price.

   The Series A Preferred Stock confers to its holders rights as to dividends, voting and liquidation that are in preference to common stockholders. The Rights are nonvoting, are not presently exercisable and currently trade in tandem with the common shares. The Rights may be redeemed at $0.01 per Right by the Company in accordance with the Rights Agreement
 . The Rights will expire on
March 28, 2007, unless earlier exchanged or redeemed.

   The Rights Agreement was amended on May 5, 1999 excepting from the definition of a change in control of the Company, the contemplated Agreement and Plan of Merger of the Company with URS Corporation and Demeter Acquisition Corporation.

Note 18--Acquisition Restructuring and Other Charges:

   During the second quarter of fiscal 1999, the Company took a charge for purchased in-process research and development technology that had not reached technological feasibility of $15,271. Additionally, the Company began consolidation of certain facilities and operations primarily as a result of the Radian acquisition, resulting in a charge of $9,213. This charge consisted of $2,699 for lease termination, $3,635 for severance costs, and $2,879 for unamortized goodwill and other costs related to the closure of certain business units that were operating at a loss and were duplicative of Radian's capabilities. Other charges also in cluded $3,792 for consolidation of certain of the Company's operational activities and other job related costs. Approximately $5,892 remains to be expended at March 26, 1999 to complete the restructuring.

   In fiscal 1997 the Company determined it was necessary to restructure its international operations, and construction and project management subsidiary. Included in the 1997 restructuring costs are employee severance and termination costs, costs associated with office closures, losses on work in progress where there was extensive employee turnover and losses on other current assets, all of which impact the Company's working capital. The remaining balance represents losses on long-term assets.

Note 19 - Subsequent Events

Merger

On May 5, 1999, the Company entered into an Agreement and Plan of Merger (the Merger Agreement) with URS Corporation (URS) and on May 11, 1999, URS commenced a tender offer for all the Company's outstanding stock at a price of $16.00 per share. On June 9, 1999, URS purchased 96% of the Company's common stock pursuant to the tender offer. Accordingly, the Company became a subsidiary of URS.

Guarantee of Indebtedness

On June 18, 1999, URS completed a private placement of $200 million principal amount of Senior Subordinated Notes due 2009 (the Notes). The Notes are fully and unconditionally guaranteed on a joint and several basis by certain of URS's wholly-owned subsidiaries including certain guaranteeing subsidiaries of the
Company ("Guarantors").

The following information sets forth the condensed consolidating balance sheets of the Company as of March 26, 1999 and March 27, 1998 and the condensed consolidating statements of operations and cash flows for each of the years in the three-year period ended March 26, 1999. Investments are accounted for on an equity method, accordingly adjustments necessary to reflect the Company and its subsidiaries on a consolidated basis are reflected in the eliminations column.

                              DAMES & MOORE GROUP
            Condensed Consolidating Statement of Financial Position
              (In thousands, except share and per share amounts)

                                                                                March 26, 1999
                                                 -------------------------------------------------------------------------------
Assets                                           Guarantors          Non-Guarantors          Eliminations           Consolidated
Current:
Cash and cash equivalents                               353                  15,527
                    --                 15,880
Marketable securities                                   336                      --                    --                    336

Accounts receivable, net of allowance               178,274                  33,574                 3,274                215,122
Unbilled                                             86,391                  11,865                    --                 98,256
                                                 -------------------------------------------------------------------------------
Total accounts receivable                           264,665                  45,439                 3,274                313,378
                                                 -------------------------------------------------------------------------------
Other current assets                                 37,005                   2,560                (2,653)                36,912
                                                 --------------------
-----------------------------------------------------------
Total current assets                                302,359                  63,526                   621                366,506
                                                 -------------------------------------------------------------------------------
Property and equipment, net                          50,874                   6,644                    --                 57,518
Goodwill of acquired businesses, net                192,669                   3,999               (36,750)               159,918
Investments in affiliates                           623,403                   6,548              (619,490)                10,461
Other assets                                         52,238                     464               (12,526)                40,176
                                                 -------------------------------------------------------------------------------
                                                  1,221,
543                  81,181              (668,145)               634,579
                                                 -------------------------------------------------------------------------------
Liabilities and Shareholders' Equity
Current
Current portion of long-term debt                    23,493                   7,240               (12,300)                18,433
Accounts payable                                     49,182                   8,014                   646                 57,842
Accrued expenses and other current liabilities      119,747                  45,761               (59,447)               106,061
                                                 -------------------------------------------------------------------------------
Total current liabilities                           192,422                  61,015               (71,101)               182,336

Long-term debt                                      284,031                     116                    --                284,1
47
Other long-term liabilities                          20,778                      74                   324                 21,176

Total shareholders' equity                          724,312                  19,976              (597,368)               146,920
                                                 -------------------------------------------------------------------------------
                                                  1,221,543                  81,181              (668,145)               634,579
                                                 -------------------------------------------------------------------------------

                              DAMES & MOORE GROUP
            Condensed Consolidating Statement of Financial Position
              (In thousands, except share and per share amounts)

                                                                      March 27, 1998
                                                     ----------------------------------------------------------
Assets                                               Guarantors   Non-Guarantors    Eliminations   Consolidated
   Current:
     Cash and cash equivalents                            1,697            7,796             --           9,493
     Marketable
securities                                1,031               --             --           1,031

     Accounts receivable, net of allowance              120,657           26,582           (949)        146,290
     Unbilled                                            46,563            9,281             --          55,844
                                                    -----------   --------------    -----------    ------------
          Total accounts receivable                     167,220           35,863           (949)        202,134
                                                    -----------   --------------    -----------    ------------
     Other current assets                                14,663            1,120           (312)         15,471

     Total current assets                               184,611           44,779         (1,261)        228,129
                                                    -----------   --------------    -----------    ------------

   Property and Equipme
nt, net                           19,591            3,806             --          23,397
   Goodwill of acquired businesses, net                 149,288            6,311        (37,750)        117,849
   Investments in affiliates                            281,877            2,075       (279,084)          4,868
   Other assets                                          20,471              134         (8,487)         12,118
                                                    -----------   --------------    -----------    ------------
                                                        655,838           57,105       (326,582)        386,361
                                                    ===========   ==============    ===========    ============
   Liabilities and Shareholders' Equity
   Current
     Current portion of long-term debt                   14,859            3,015         (8,260)          9,614
     Accounts payable                                    25,944            7,243         (1,19
7)         31,990
     Accrued expenses and other current liabilities      74,120           34,032        (51,197)         56,955
                                                    -----------   --------------    -----------    ------------
     Total current liabilities                          114,923           44,290        (60,654)         98,559
                                                    -----------   --------------    -----------    ------------
   Long-term debt                                       132,010               --             --         132,010
   Other long-term liabilities                            5,745               49             89           5,883

   Total shareholders' equity                           403,160           12,766       (266,017)        149,909
                                                    -----------   --------------    -----------    ------------
                                                        655,838           57,105       (326,582)
  386,361
                                                    ===========   ==============    ===========    ============

                              DAMES & MOORE GROUP
                Condensed Consolidating Statement of Operations
                                (In thousands)


                                                                           Year Ended March 26, 1999
                                             -----------------------------------------------------------------------------------
                                               Guarantors           Non-Guarantors             Eliminations         Consolidated
 Gross revenues                                  907,975                  129,383                  (7,391)             1,029,967
 Direct costs of outside services                349,036                   48,548                  (6,963)               390,621
                                             -----------------------------------------------------------------------------------
 Net revenues                                    558,939                   80,835                    (428)               639,346
                                             -----------------------------------------------------------------------------------
 Operating expenses
   Salaries and related costs                    393,877                   53,892                  (2,175)               445,594
   General expenses                              103,661                   18,515                   1,030                123,206
   Depreciation and amortization                  10,984                    1,893                     (37)                12,840
   Amortization of goodwill                        4,824                      680                      --                  5,504
   Acquisition related restructuring
             and other charges                    24,528                    3,748                      --                 28,276
                                             -----------------------------------------------------------------------------------
                                                 537,874                   78,728                  (1,182)               615,420
                                             -----------------------------------------------------------------------------------
 Earnings from operations                         21,065                    2,107                     754                 23,926

 Corporate fees & expenses                        12,377                   (1,791)                (10,586)                     0
 Investment and other income                         331                      209                     691                  1,231
 Interest expense                                (17,773)                    (763)                     55                (18,481)
                                             -----------------------------------------------------------------------------------

 Earnings (loss) before income taxes              16,000                     (238)                 (9,086)                 6,676

 Income taxes                                        907                    3,222                      --                  4,129
                                             -----------------------------------------------------------------------------------

 Earnings (loss) before extraordinary item        15,093                   (3,460)                 (9,086)                 2,547
 Extraordinary item                               (2,850)                      --                      --                (2,850)
                                             -----------------------------------------------------------------------------------
 Net (loss) earnings                               12,243                  (3,460)                 (9,086)                  (303)
                                             ===================================================================================

                              DAMES & MOORE GROUP
                Condensed Consolidating Statement of Operations
                                (In thousands)

                                                                 Year Ended March 27, 1998
                                                -----------------------------------------------------------
                                                 Guarantors    Non-Guarantors  Eliminations    Consolidated
 Gross revenues                                   603,485           109,001          (8,584)       703,902
 Direct costs of outside services                 190,577            39,248          (8,427)       221,398
                                                ----------------------------------------------------------
 Net revenues                                     412,908            69,753            (157)       482,504
                                                -----------------------------------------------------------

 Operating expenses
   Salaries and related costs                     294,480            44,398          (1,404)       337,474
   General expenses                                72,142            15,012           1,247         88,401
   Depreciation and amortization                    7,645             1,571              --          9,216
   Amortization of goodwill                         3,885               715              --          4,600
                                                ----------------------------------------------------------
                                                  378,152            61,696            (157)       439,691
                                                ----------------------------------------------------------

 Earnings from operations                          34,756             8,057               0         42,813
 Corporate fees & expenses                         13,275            (2,039)        (11,236)            --
 Investment and other income                        1,215               212            (430)           997
 Interest expense                                  (9,976)             (316)             --        (10,292)
                                                ----------------------------------------------------------

 Earnings before income taxes                      39,270             5,914         (11,666)        33,518

 Income taxes                                      10,835             3,353              --         14,188
                                                ----------------------------------------------------------
 Net earnings                                      28,435             2,561         (11,666)        19,330
                                                ==========================================================

                              DAMES & MOORE GROUP
                Condensed Consolidating Statement of Operations
                                (In thousands)

                                                                 Year Ended March 28, 1997
                                                -----------------------------------------------------------
                                                 Guarantors    Non-Guarantors  Eliminations    Consolidated
 Gross revenues                                   556,774           102,035          (5,431)       653,378
 Direct costs of outside services                 168,103            36,298          (5,431)       198,970
                                                  -------           -------         -------        -------
 Net revenues                                     388,671            65,737               0        454,408
                                                  -------           -------         -------        -------
 Operating expenses
   Salaries and related costs                     273,414            44,783          (2,301)       315,896
   General expenses                                68,834            15,140           2,301         84,275
   Depreciation and amortization                    7,397             1,435              --          8,832
   Amortization of goodwill                         3,192               701              --          3,893
   Acquisition related restructing
             and other charges                      1,303             1,348              --          2,651
                                                  -------           -------         -------        -------
                                                  345,140            63,407               0        417,547
                                                  -------           -------         -------        -------
 Earnings from operations                          34,531             2,330               0         36,861

 Corporate fees & expenses                         14,139            (2,254)        (11,885)             0
 Investment and other income                        1,519               495              --          2,014
 Interest expense                                  (7,097)             (289)             --         (7,386)
                                                  -------           -------         -------        -------
 Earnings before income taxes                      43,092               282         (11,885)        31,489

 Income taxes                                      11,884             1,065               0         12,949
                                                  -------           -------         -------        -------
 Net earnings                                      31,208              (783)        (11,885)        18,540
                                                  =======           =======         =======        =======

                             Dames and Moore Group
                Condensed Consolidating Statement of Cashflows
                                (In thousands)

                                                                          Fiscal year ended March 26, 1999
                                                                Guarantors   Non-Guarantors   Eliminations   Consolidated
                                                                ----------   --------------   ------------   ------------
Cash flow from operating activities:
   Net (loss) earnings                                             12,243       (3,460)         (9,086)           (303)
      Adjustments to reconcile net (loss) earnings to net cash
      provided by operating activities:
         Depreciation and amortization                             18,216        2,573              --          20,789
         Non cash special charges                                  23,228        3,748              --          26,976
         Losses from equity investments                            (8,227)          --          (9,086)            859
         Deferred income taxes                                     (7,422)        (250)             --          (7,672)
         Change in assets and liabilities net of effects of
         purchases of businesses:
            Accounts receivable                                   (38,554)      (9,576)             --         (48,130)
            Prepaid expenses and other assets                     (14,162)         843              --         (13,319)
            Income tax (receivable) payable                          (414)           1              --            (413)
            Accounts payable and accrued expenses                   6,825       16,291              --          23,116
                                                                 --------       ------          ------        --------
Net cash provided by operating activities                          (8,267)      10,170               0           1,903
                                                                 --------       ------          ------        --------

Cash flows from investing activities:
   Purchases of businesses, net of cash acquired                 (126,311)      (1,835)             --        (128,146)
   Purchases of property and equipment                            (13,884)      (4,731)             --         (18,615)
   Investments and other assets                                    (9,974)        (214)             --         (10,188)
   Proceeds from sales of investments and other property            7,354           --              --           7,354
                                                                 --------       ------          ------        --------
Net cash used in investing activities                            (142,815)      (6,780)             --        (149,595)
                                                                 --------       ------          ------        --------

Cash flows from financing activities:
   Repayment on lines of credit                                  (194,561)          --              --        (194,561)
   Debt issuance costs                                             (3,867)          --              --          (3,867)
   Proceeds from debt instruments                                 350,739        4,341              --         355,080
   Issuance of common stock                                           428           --              --             428
   Stock repurchased                                                 (798)          --              --            (798)
   Dividends                                                       (2,203)          --              --          (2,203)
                                                                 --------       ------          ------        --------
Net cash provided by financing activities                         149,738        4,341              --         154,079
                                                                 --------       ------          ------        --------

Net increase (decrease) in cash and cash equivalents               (1,344)       7,731              --           6,387

Cash and cash equivalents, beginning of year                        1,697        7,796              --           9,493

                                                                 --------       ------          ------        --------
Cash and cash equivalents, end of year                                353       15,527              --          15,880
                                                                 ========       ======          ======        ========
                                                                                     0
Supplemental disclosure of cash flow information:
   Interest paid                                                   13,134          763              --          13,897
   Income taxes paid                                                8,054        3,222              --          11,276
Non cash investing activities-business acquisitions                15,492          535              --          16,027

                             Dames and Moore Group
                Condensed Consolidating Statement of Cashflows
                                (In thousands)


                                                                                Fiscal year ended March 27, 1998
                                                                      Guarantors   Non-Guarantors Eliminations  Consolidated
                                                                      ----------   -------------  ------------   ------------
Cash flow from operating activities:
   Net earnings                                                          28,270        2,727      (11,667)        19,330
      Adjustments to reconcile net earnings to net cash
      provided by operating activities:
         Depreciation and amortization                                   11,746        2,286           --         14,032
         Earnings from equity investments                                (9,415)          --        9,667            252
         Deferred income taxes                                             (158)        (196)          --           (354)
         Change in assets and liabilities net of effects of
         purchases of businesses:
            Marketable securities                                         5,984           --           --          5,984
            Accounts receivable                                         (17,573)      (4,152)          --        (21,725)
            Prepaid expenses and other assets                            (1,416)      (1,080)          --         (2,496)
            Income tax (receivable) payable                              (1,166)       1,759           --            593
            Accounts payable and accrued expenses                         2,092        1,312           --          3,404
                                                                        -------       ------      -------        -------
Net cash provided by operating activities                                18,364        2,656       (2,000)        19,020
                                                                        -------       ------      -------        -------

Cash flows from investing activities:
   Purchases of businesses, net of cash acquired                        (12,967)        (496)          --        (13,463)
   Purchases of property and equipment                                   (8,672)      (3,286)          --        (11,958)
   Investments and other assets                                          (3,764)         164           --         (3,600)
   Proceeds from sales of investments and other property                  7,387           --           --          7,387
                                                                        -------       ------      -------        -------
Net cash used in investing activities                                   (18,016)      (3,618)          --        (21,634)
                                                                        -------       ------      -------        -------

Cash flows from financing activities:
   Repayment on lines of credit                                         (21,000)          --           --        (21,000)
   Proceeds from debt instruments                                        21,245        1,455           --         22,700
   Issuance of common stock                                                 364           --           --            364
   Stock repurchased                                                       (515)          --           --           (515)
   Dividends                                                             (2,168)          --           --         (2,168)
                                                                        -------       ------      -------        -------
Net cash (used) provided by financing activities                         (2,074)       1,455           --           (619)
                                                                        -------       ------      -------        -------

Net increase (decrease) in cash and cash equivalents                     (3,726)         493           --         (3,233)

Cash and cash equivalents, beginning of year                              5,423        7,303           --         12,726

                                                                        -------       ------      -------        -------
Cash and cash equivalents, end of year                                    1,697        7,796           --          9,493
                                                                        =======       ======      =======        =======
                                                                                           0
Supplemental disclosure of cash flow information:
   Interest paid                                                          9,469          316           --          9,785
   Income taxes paid                                                      7,398        3,353           --         10,751
Non cash investing activities-business acquisitions                       4,772          338           --          5,110

                             Dames and Moore Group
                Condensed Consolidating Statement of Cashflows
                                (In thousands)

                                                                             Fiscal year ended March 28, 1997
                                                                    Guarantors  Non-Guarantors Eliminations  Consolidated
                                                                    ----------  -------------- ------------  ------------
Cash flow from operating activities:
   Net (loss) earnings                                                 31,208         (783)     (11,885)         18,540
      Adjustments to reconcile net (loss) earnings to net cash
      provided by operating activities:
         Depreciation and amortization                                 10,807        2,136           --          12,943
         Losses (earnings) from equity investments                    (11,965)          --       11,885             (80)
         Deferred income taxes                                         (1,933)        (504)          --          (2,437)
         Change in assets and liabilities net of effects of
         purchases of businesses:
            Marketable securities                                       8,952           --           --           8,952
            Accounts receivable                                       (13,038)     (11,259)          --         (24,297)
            Prepaid expenses and other assets                           1,618         (333)          --           1,285
            Income tax (receivable) payable                              (174)         295           --             121
            Accounts payable and accrued expenses                     (25,085)      15,838           --          (9,247)
                                                                      -------      -------      -------         -------
Net cash provided by operating activities                                 390        5,390            0           5,780
                                                                      -------      -------      -------         -------

Cash flows from investing activities:
   Purchases of businesses, net of cash acquired                      (21,228)        (890)          --         (22,118)
   Purchases of property and equipment                                 (6,868)      (2,656)          --          (9,524)
   Investments and other assets                                       (17,524)      (1,106)          --         (18,630)
                                                                      -------      -------      -------         -------
Net cash used in investing activities                                 (45,620)      (4,652)          --         (50,272)
                                                                      -------      -------      -------         -------

Cash flows from financing activities:
   Proceeds from debt instruments                                      60,991        1,560           --          62,551
   Issuance of common stock                                               357           --           --             357
   Stock repurchased                                                  (58,675)          --           --         (58,675)
   Dividends                                                           (2,366)          --           --          (2,366)
                                                                      -------      -------      -------         -------
Net cash provided by financing activities                                 307        1,560           --           1,867
                                                                      -------      -------      -------         -------

Net increase (decrease) in cash and cash equivalents                  (44,923)       2,298           --         (42,625)

Cash and cash equivalents, beginning of year                           50,346        5,005           --          55,351

                                                                      -------      -------      -------         -------
Cash and cash equivalents, end of year                                  5,423        7,303           --          12,726
                                                                      =======      =======      =======         =======
                                                                                         0
Supplemental disclosure of cash flow information:
   Interest paid                                                        2,974          289           --           3,263
   Income taxes paid                                                   13,745        1,065           --          14,810
Non cash investing activities-business acquisitions                     9,879           --           --           9,879

                              DAMES & MOORE GROUP

                      SUPPPLEMENTARY FINANCIAL INFORMATION
                    (In thousands, except per share amounts)


  Selected Quarterly Financial Data:

                                           First    Second    Third    Fourth
                                          Quarter  Quarter   Quarter  Quarter
                                          -------- --------  -------- --------
                                                      (unaudited)
   1999:
   Gross revenues........................ $189,150 $263,606  $287,434 $289,777
   Net revenues..........................  128,804  152,987   172,298  185,257
   Earnings (loss) from operations.......   11,063  (14,521)   14,089   13,295
   Net earnings (loss)...................    4,687  (15,139)    5,291    4,858
                                          ======== ========  ======== ========
   Earnings (loss) per share--Basic...... $   0.26 $  (0.83) $   0.29 $   0.27
                                          ======== ========  ======== ========
   Earnings (loss) per share--Diluted.... $   0.26 $  (0.83) $   0.29 $   0.27
                                          ======== ========  ======== ========
   Weighted average number of shares--
    Basic................................   18,262   18,252    18,218   18,215
                                          ======== ========  ======== ========
   Weighted average number of shares--
    Diluted..............................   18,336   18,252    18,299   18,291
                                          ======== ========  ======== ========

   1998:
   Gross revenues........................ $171,771 $176,214  $174,974 $180,943
   Net revenues..........................  119,785  123,254   118,725  120,740
   Earnings from operations..............   10,556   10,913    11,244   10,100
   Net earnings..........................    4,685    5,151     5,153    4,341
                                          ======== ========  ======== ========
   Earnings per share--Basic............. $   0.26 $   0.29  $   0.29 $   0.24
                                          ======== ========  ======== ========
   Earnings per share--Diluted........... $   0.26 $   0.28  $   0.29 $   0.24
                                          ======== ========  ======== ========
   Weighted average number of shares--
    Basic................................   17,890   17,884    18,873   17,914
                                          ======== ========  ======== ========
   Weighted average number of shares--
    Diluted..............................   18,041   18,047    18,031   18,074
                                          ======== ========  ======== ========

                              DAMES & MOORE GROUP
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)
      Fiscal Years Ended March 26, 1999, March 27, 1998 and March 28, 1997

                                          Additions
                                    ---------------------
                         Balance at Charged to Charged to             Balance at
                         beginning  costs and    other                  end of
      Description         of year    expenses   accounts   Deductions    year
      -----------        ---------- ---------- ----------  ---------- ----------
Year Ended March 26,
 1999
 Allowance for doubtful
  accounts..............   $3,408     $1,456     $5,210(1)   $(548)     $9,526
                           ======     ======     ======      =====      ======
Year Ended March 27,
 1998
 Allowance for doubtful
  accounts..............   $3,001     $  915     $  --       $(508)     $3,408
                           ======     ======     ======      =====      ======
Year Ended March 28,
 1997
 Allowance for doubtful
  accounts..............   $1,886     $1,208     $  465(1)   $(558)     $3,001
                           ======     ======     ======      =====      ======

--------
(1)Amount recorded on books of acquired entities at date of acquisition.